FIFTH THIRD FUNDS

                      AMENDED AND RESTATED RULE 12b-1 PLAN

        The Amended and Restated Plan (the "Plan") described below is adopted pursuant to the provisions of Rule 12b-1 ("Rule 12b-1") under the Investment Company Act of 1940, as amended (the "1940 Act"), by the Board of Trustees (the "Board") of Fifth Third Funds (the "Trust"), including a majority of the members of the Board who are not "interested persons" (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the Plan or any agreement related thereto ("Qualified Trustee"). The Trust currently issues units of beneficial interest ("Shares") in the Fifth Third All Cap Value Fund, Fifth Third Disciplined Large Cap Value Fund, Fifth Third Dividend Growth Fund, Fifth Third Equity Index Fund, Fifth Third High Yield Bond Fund, Fifth Third International Equity Fund, Fifth Third LifeModel Aggressive FundSM, Fifth Third LifeModel Conservative FundSM, Fifth Third LifeModel Moderate FundSM, Fifth Third LifeModel Moderately Aggressive FundSM, Fifth Third LifeModel Moderately Conservative FundSM, Fifth Third Micro Cap Value Fund, Fifth Third Mid Cap Growth Fund, Fifth Third Prime Money Market Fund, Fifth Third Quality Growth Fund, Fifth Third Short Term Bond Fund, Fifth Third Small Cap Growth Fund, Fifth Third Small Cap Value Fund, Fifth Third Strategic Income Fund, Fifth Third Structured Large Cap Plus Fund and Fifth Third Total Return Bond Fund (collectively referred to as the "Funds" and individually referred to as a "Fund"). The Funds set forth on Exhibit A offer Class A shares, on Exhibit B offer Class B shares and on Exhibit C offer Class C shares. The Trust desires to adopt the Plan with respect to Funds that are presently designated and such other series or classes as may hereafter be designated by the Board ("Additional Funds"). The Board, having determined that there is a reasonable likelihood that the following described Plan will benefit each Fund and its shareholders, hereby adopts and approves the Plan described herein.

        1. The Plan is adopted in order to induce firms (including brokerage firms, depository institutions and other firms) to provide distribution and/or services to the Funds and their shareholders and to enable the Trust to compensate such firms for providing distribution and/or services to the Funds and their shareholders and to enable the Trust to compensate such firms for certain expenses associated with the distribution services and services to be provided under the Plan.

        2. Amounts paid under the Plan shall comply with the guidelines concerning asset-based sales charges as set forth in the Conduct Rules of the Financial Industry Regulatory Authority, Inc.

        3. Pursuant to an agreement (the "Agreement"), the Trust will pay the principal distributor named therein from time to time ("Principal Distributor"):
(i) with respect to the Class A shares of each Fund which has Class A shares a distribution fee at an annual rate up to 0.25 of 1.00% per annum of the average daily net assets of the Class A shares of such Fund; (ii) with respect to the Class B shares of each Fund which has Class B shares a distribution fee and a service fee at an annual rate equal to 0.75 of 1.00% per annum and 0.25 of 1.00% per annum, respectively, of the average daily net assets of the Class B shares of such Fund; and (iii) with respect to the Class C shares of each Fund which has Class C shares a distribution fee and a service fee at an annual rate equal to 0.75 of 1.00% per annum and up to 0.25 of 1.00% per annum, respectively, of the average daily net assets of the Class C shares of such Fund.
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        4.  The Principal Distributor shall prepare reports for review of the
Board on a quarterly basis which list the amounts expended by the Principal Distributor under the Agreement and the purposes for such expenditures, including amounts paid to participating broker-dealers or other firms, if any, and such other information as from time to time shall be reasonably requested by the Board. Not less frequently than quarterly, the Board shall review said report(s) at a meeting of the Board.

        5. This Plan will become effective upon approval by a vote of the Board of Trustees of the Trust and of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

        6. The Plan unless terminated earlier as hereinafter provided, shall continue in effect from year-to-year as to each Fund so long as each such continuance is approved at least annually by the vote of the Board, including a majority of the Trustees of the Qualified Trustees cast in person at a meeting called for the purpose of voting on such Plan. This Plan shall become effective as to each Additional Fund upon approval by the vote of the Board, including a majority of the Qualified Trustees and any other approvals that may be required by Rule 12b-1.

        7. The Plan may be terminated by the Trust or a Fund at any time upon the vote of a majority of the Qualified Trustees or by the vote of a majority of the outstanding voting securities of that Fund (as defined in the 1940 Act) and any related agreement may be terminated by the Trust in a similar manner without penalty upon at least 60 days written notice to the other party to such agreement. The Agreement may be terminated by the Principal Distributor without penalty upon at least 60 days written notice to the Trust and will terminate automatically upon its assignment (as defined in the 1940 Act).

        8. All material amendments to the Plan must be approved by the vote of the Board, including a majority of the Qualified Trustees, cast at a meeting called for the purpose of voting on such amendments, and in the case of any amendment materially increasing the amount of expenditures for distribution to be paid by a Fund, by the vote of the majority of the outstanding voting securities of the Fund (as defined in the 1940 Act).

        9. So long as the Plan is in effect, the Board shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the 1940 Act.

        10. The obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets of the relevant Fund or class thereof of the Trust, as provided in the Trust's Amended and Restated Declaration of Trust. The Trust's Amended and Restated Declaration of Trust further provides that each series or class shall be solely and exclusively responsible for the payment of its debts, liabilities and obligations and that no other series or class shall be responsible or liable for the same.

Amended and Restated: December 9, 2009

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                                    EXHIBIT A

        The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class A Shares of the Series of the Trust set forth below:

Fifth Third All Cap Value Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Dividend Growth Fund
Fifth Third Equity Index Fund
Fifth Third International Equity Fund
Fifth Third LifeModel Aggressive Fund(SM)
Fifth Third LifeModel Conservative Fund(SM)
Fifth Third LifeModel Moderate Fund(SM)
Fifth Third LifeModel Moderately Aggressive Fund(SM)
Fifth Third LifeModel Moderately Conservative Fund(SM)
Fifth Third Micro Cap Value Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Prime Money Market Fund
Fifth Third Quality Growth Fund
Fifth Third Short Term Bond Fund
Fifth Third Small Cap Growth Fund
Fifth Third Small Cap Value Fund
Fifth Third Strategic Income Fund
Fifth Third Structured Large Cap Plus Fund
Fifth Third Total Return Bond Fund

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                                    EXHIBIT B

        The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class B Shares of the Series of the Trust set forth below:

Fifth Third All Cap Value Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Dividend Growth Fund
Fifth Third Equity Index Fund
Fifth Third High Yield Bond Fund
Fifth Third International Equity Fund
Fifth Third LifeModel Aggressive Fund(SM)
Fifth Third LifeModel Conservative Fund(SM)
Fifth Third LifeModel Moderate Fund(SM)
Fifth Third LifeModel Moderately Aggressive Fund(SM)
Fifth Third LifeModel Moderately Conservative Fund(SM)
Fifth Third Micro Cap Value Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Prime Money Market Fund
Fifth Third Quality Growth Fund
Fifth Third Short Term Bond Fund
Fifth Third Small Cap Growth Fund
Fifth Third Small Cap Value Fund
Fifth Third Structured Large Cap Plus Fund
Fifth Third Total Return Bond Fund

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

                                    EXHIBIT C

        The Rule 12b-1 Plan is adopted by Fifth Third Funds with respect to the Class C Shares of the Series of the Trust set forth below:

Fifth Third All Cap Value Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Dividend Growth Fund
Fifth Third Equity Index Fund
Fifth Third High Yield Bond Fund
Fifth Third International Equity Fund
Fifth Third LifeModel Aggressive Fund(SM)
Fifth Third LifeModel Conservative Fund(SM)
Fifth Third LifeModel Moderate Fund(SM)
Fifth Third LifeModel Moderately Aggressive Fund(SM)
Fifth Third LifeModel Moderately Conservative Fund(SM)
Fifth Third Micro Cap Value Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Prime Money Market Fund
Fifth Third Quality Growth Fund
Fifth Third Short Term Bond Fund
Fifth Third Small Cap Growth Fund
Fifth Third Small Cap Value Fund
Fifth Third Strategic Income Fund
Fifth Third Structured Large Cap Plus Fund
Fifth Third Total Return Bond Fund

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